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                                                                  EXHIBIT 23.5

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of SFX Entertainment Inc. on Form S-3 of our joint report dated July 27, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our joint report dated July 27, 1999 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche


Deloitte & Touche
Chartered Accountants
Bracknell, England
August 9, 1999